THE STATE OF TEXAS

                       SECRETARY OF STATE



                    CERTIFICATE OF AMENDMENT
                               OF


                  INDEPENDENT BANKSHARES, INC.
                       FILE NO: 529833-00

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above name entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:  March 29, 2001

Effective:  March 29, 2001

[Seal of the Secretary of the State of Texas]


     /s/ Henry Cuellar
- ----------------------------------
Henry Cuellar
Secretary of State

                      ARTICLES OF AMENDMENT
                             TO THE
               RESTATED ARTICLES OF INCORPORATION
                               OF
                  INDEPENDENT BANKSHARES, INC.

=================================================================

     Pursuant to the provisions of Article 4.04 of the Texas
Business Corporation Act (the "Act"), INDEPENDENT BANKSHARES,
INC. (the "Corporation") hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation.

                            ARTICLE 1

     The name of the Corporation is Independent Bankshares, Inc.

                            ARTICLE 2

     The following amendment to the Articles of Incorporation was adopted by the Board of Directors and the Sole Shareholder of the Corporation. The amendment eliminates the classification of the Board of Directors into three (3) classes by deleting the current
Section 2 of Article X of the Restated Articles of Incorporation, such that the full text of Article X, as amended and restated, shall read, in its entirety, as follows:

                           "ARTICLE X.

          Section 1.  Number of Directors. The number of
     directors shall be fixed from time to time by or pursuant to the bylaws of the corporation.

          Section 2. Bylaws. The Board of Directors shall have the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws. The bylaws of the corporation shall be subject to repeal or change at any meeting of the shareholders at which a quorum is present by the affirmative vote of the holders of two-thirds of the stock of the corporation entitled to vote and present, in person or by proxy, at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting)."

                            ARTICLE 3

     Upon effectiveness of the amendment to Article X, all current directors of the Corporation shall serve until the next annual meeting of the shareholders of the Corporation oruntil their respective successors shall have been elected and qualified.

                            ARTICLE 4

     The number of shares of capital stock outstanding and entitled to vote on the proposed amendment to the Restated Articles of Incorporation and the number of shares of capital stock entitled to vote as a class or series, is as follows:

                                          Number of
                                           Shares
                                         Entitled to
                           Number of      Vote as a
                            Shares        Class or
    Class or Series       Outstanding      Series
- -----------------------  ------------  --------------

Common Stock, par  value
$0.25                      2,273,647         N/A


                            ARTICLE 5

      By written consent adopted as of March 28, 2001, the sole holder of all of the issued and outstanding shares of the Corporation's capital stock adopted resolutions approving the amendment eliminating the classification of the Board of
Directors and amending Article X of the Restated Articles of Incorporation.


                    [Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed by a duly authorized officer as of this 29th day of March, 2001.


INDEPENDENT BANKSHARES, INC.


                              By:   /S/ RANDAL CROSSWHITE
                                  -------------------------------
                              Name:        Randal Crosswhite
                                    -----------------------------
                              Title:  Chief Financial Officer
                                    -----------------------------

                              -3-